Exhibit 99.1

MarketWatch.com and Pinnacor Expect Merger to Close in First Quarter of 2004 Companies Extend Termination Date of Merger Agreement

MarketWatch.com (Nasdaq: MKTW) and Pinnacor Inc. (Nasdaq: PCOR) jointly announced today that they have amended the previously announced merger agreement to extend the termination date from December 31, 2003 to March 31, 2004. In connection with the merger amendment, CBS and Pearson, MarketWatch.com’s two largest stockholders, agreed to extend their proxies to vote in favor of the merger to March 31, 2004. The proxies to vote in favor of the merger entered into by Pinnacor’s executive officers and certain of Pinnacor’s directors and large stockholders remain in effect.

Both MarketWatch.com and Pinnacor remain committed to the proposed merger and currently expect the merger to be completed in the first quarter of 2004. The merger is conditioned upon obtaining approval of the MarketWatch.com and Pinnacor stockholders and other customary conditions. The date for the special stockholders meeting of MarketWatch.com and Pinnacor will be announced in a subsequent news release.

About MarketWatch.com, Inc.
MarketWatch.com, Inc. (NASDAQ:MKTW) is a leading multimedia publisher of business news and information. Founded in 1997, MarketWatch.com operates two award-winning Web sites, CBS MarketWatch and BigCharts. The company produces the syndicated CBS MarketWatch Weekend TV program, airs financial reports over The CBS Television Network, and provides updates every 30 minutes on the MarketWatch.com Radio Network. MarketWatch.com licenses market news, investment analysis tools and sophisticated charting applications to financial services firms and media companies. MarketWatch.com also offers subscription products for individual investors, including the Hulbert Financial Digest.

About Pinnacor, Inc.
Pinnacor Inc. (Nasdaq: PCOR) is a provider of information and analytical applications to financial services companies and global corporations. The company delivers customized information, applications and tools that help businesses reduce costs through outsourcing and drive new revenue streams. Pinnacor’s solutions encompass market data and investment analysis tools for financial services firms; critical business information for the enterprise; and personalized portal applications and messaging services for wireless carriers and ISPs. Pinnacor counts Barclays Global Investors, U.S. Bancorp Piper Jaffray, Tribune Media Services, Virgin Mobile and Verizon Wireless among its clients. Headquartered in New York City, Pinnacor also has offices in San Francisco, Calif.; Coralville, Iowa; London, U.K.; and Jerusalem, Israel. www.pinnacor.com.

Additional Information About the Merger and Where to Find It
Inconnection with the merger , NMP, Inc. (“NMP”) together with MarketWatch.com and Pinnacor has filed a registration statement on Form S-4 (Commission File No. 333-108282) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) which included a preliminary joint proxy statement-prospectus. In addition, MarketWatch.com and Pinnacor will prepare and file with the Commission and mail to their respective stockholders a definitive joint proxy statement-prospectus and other documents regarding the merger. Investors and security holders of MarketWatch.com and Pinnacor are urged to read the definitive joint proxy statement-prospectus and the other relevant materials when they become available before making any voting or investment decisions with respect to the merger because the materials will contain important information about NMP, MarketWatch.com, Pinnacor and the merger. The joint proxy statement-prospectus and other relevant materials (when they become available), and any other documents filed by NMP, MarketWatch.com and Pinnacor with the Commission, may be obtained free of charge at the Commission’s Web site at www.sec.gov. Both MarketWatch.com, Larry Kramer, and MarketWatch.com’s other directors and executive officers on the one hand, and Pinnacor, Kirk Loevner and Pinnacor’s other directors and executive officers on the other hand, may be deemed to be participants in the solicitation of proxies of stockholders of MarketWatch.com and Pinnacor in connection with the merger. Such individuals may have interests in the merger, including as a result of holding options or shares of the common stock of MarketWatch.com or Pinnacor, as applicable. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of such individuals in the solicitation by reading the preliminary joint proxy statement-prospectus included with the Registration Statement and the definitive joint proxy statement-prospectus when it becomes available.

Notice Regarding Forward-Looking Statements

This media release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on current expectations, and neither MarketWatch.com nor Pinnacor assumes any obligation to update this information. Actual future events and circumstances could differ materially from those set forth in these statements, including the ability of MarketWatch.com and Pinnacor to complete the merger in the first quarter of 2004, if at all. Factors that could cause actual future events and circumstances to differ include possible changes in capital market conditions or in the business, prospects, results of operations or financial condition of MarketWatch.com and Pinnacor, and other risks and uncertainties, including those detailed in the filings by MarketWatch.com and Pinnacor with the Commission.

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Contacts:

Investors: Anna Yen, Investor Relations, MarketWatch.com, 415-616-214, ayen@marketwatch.com Rowan Hajaj, Investor Relations, Pinnacor, 212-691-7900, rhajaj@pinnacor.com

Press: Dan Silmore, Media Relations, MarketWatch.com, 415-733-0582, dsilmore@marketwatch.com Therese Bruno, Media Relations, Pinnacor, 212-659-2057, tbruno@pinnacor.com